CURTISS-WRIGHT CORPORATION
RETIREMENT PLAN
As Amended and Restated effective January 1, 2019
SECOND INSTRUMENT OF AMENDMENT
Recitals:
1.    Curtiss-Wright Corporation (the “Company”) has heretofore adopted the Curtiss-Wright Corporation Retirement Plan (the “Plan”) and has caused the Plan to be amended and restated in its entirety effective as of January 1, 2019.
2.    Subsequent to the most recent amendment and restatement of the Plan, the Company has decided to amend the Plan for the following reasons:
a.    To add an in-service distribution option to the cash balance component of the Plan.
b.    To raise the Section 401(a)(9) required beginning date in accordance with SECURE 1.0 and 2.0.
c.    To increase the mandatory distribution threshold for the cash balance component from $5,000 to $7,000 in accordance with SECURE 2.0, effective January 1, 2024.
d.    To cease benefit accruals for members of International Chemical Workers Union Council, UFCW Local 200T, affiliated with the AFL-CIO, working at Metal Improvement Company, LLC – Addison Division as a result of the union decertification.
4.    Article 12.01 of the Plan permits the Company to amend the Plan at any time and from time to time.
5.    Article 12.02 authorizes the Curtiss-Wright Corporation Administrative Committee to adopt Plan amendments on behalf of the Company.
Amendments to the Plan
1.Effective as of the date of this Amendment, Article 4.05(c) is appended, as follows:
(c)     Notwithstanding anything to the contrary, a Participant whose only retirement benefit under the Plan is the Article 4 Escalating Annuity Benefit, shall be entitled to commence distribution of his Escalating Annuity Benefit upon the attainment of age 59½ while still employed. A Participant who makes an election to commence his distribution under this Article 4.05(c) shall have his benefit paid in the Normal Form of Benefit in accordance with Article 7.01. In lieu of the Normal Form of Benefit provided in Article 7.01, a Participant may elect the optional form of benefit described in Article 7.02(b)(i), 7.02(b)(ii) (except for the 100 percent contingent annuitant option),or Article 7.02(b)(v).

2.Effective January 1, 2020, Article 7.03(b)(iv)(D) of the Plan is amended in its entirety as follows:
Notwithstanding any provision of this Plan or any separate instrument representing a component part of the Plan to the contrary, with respect to a Participant who is a 5-percent owner as defined in Section 416(i) of the Code, the required beginning date is April 1 of the calendar year following the calendar year in which the Participant attains the Applicable Age and, with respect to a Participant who is not a 5-percent owner, the April 1 following the later of the calendar year in which the Participant attains the Applicable Age or the calendar year in which the Participant retires. For purpose of this paragraph, the Applicable Age is:

(I)age 70 ½ for a Participant who was born before July 1, 1949;
(II)age 72 for a Participant who was born on or after July 1, 1949, but before January 1, 1951;
(III)age 73 for a Participant who was born on or after January 1, 1951, but before January 1, 1960;
(IV)age 75 if you were born on or after January 1, 1960; or
(V)such other age specified in Code Section 401(a)(9)(C)(v), as amended or superseded from time to time, the terms of which are incorporated herein by reference and made applicable to this Plan, notwithstanding the foregoing to the contrary.

3.Effective January 1, 2024, Article 5.03(d), 7.05, 8.01(c), 12.05(c), and 15.04 of the Plan, are amended by substituting the term “$7,000” for the term “$5,000.”
4.Effective as of July 31, 2023, Article 9.02(a)(viii) is amended by adding the following at the end thereof:
Notwithstanding anything in this Article 9 to the contrary, effective as of July 31, 2023, no further benefits will accrue under the Plan with respect to either Credited Service or Compensation after such date for Participants whose Credited Service is with the Metal Improvement Company, LLC – Addison Division.

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this amendment has been executed on this 6th day of June, 2023.

    Curtiss-Wright Corporation
    Administrative Committee

    By: ___________________________________
Robert Freda

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